UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2023

Denali Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41351	98-1659463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 27th Floor,

New York, New York 10022

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (646) 978-5180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	DECAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DECA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DECAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Subscription Agreement

As previously disclosed, on August 23, 2023, Denali SPAC Holdco, Inc., (“Holdco”), a direct, wholly owned subsidiary of Denali Capital Acquisition Corp., a Cayman Islands exempted company with limited liability (“Denali”), entered into a Subscription Agreement (the “Initial Subscription Agreement”) with FutureTech Capital LLC (the “Investor”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Holdco agreed to issue and sell to the Investor, 1,800,000 shares of Holdco’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price equal to $10.00 per share in connection with a financing effort related to the proposed business combination (the “Business Combination”) to be effected pursuant to the Agreement and Plan of Merger, dated as of January 25, 2023 (as amended by the Amendment to and Consent under the Agreement and Plan of Merger, dated as of April 11, 2023, together, the “Merger Agreement”), by and among Denali, Longevity Biomedical, Inc., a Delaware corporation (“Longevity”), HoldCo, Denali SPAC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Holdco, Longevity Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Holdco, and Bradford A. Zakes, solely in the capacity as seller representative.

On November 17, 2023, Holdco and the Investor amended and restated the Initial Subscription Agreement (as amended and restated, the “Amended and Restated Subscription Agreement”) to, among other things, reduce the aggregate number of shares of Preferred Stock to be purchased by the Investor from 1,800,000 shares to 1,300,000 shares, at a purchase price of $10.00 per share of Preferred Stock, and provide that the Investor will receive two warrants for each share of the Preferred Stock purchased, with each warrant being exercisable for a period of five years that commences upon the six-month anniversary of the Closing, for one share of Holdco Common Stock at an exercise price of $8.00 per share.

The foregoing descriptions of the Amended and Restated Subscription Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in their entirety by reference to the full text of such instruments, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated herein by reference.

Deferred Discount Agreement

On April 6, 2022, in connection with Denali’s initial public offering, Denali entered into an underwriting agreement (the “Underwriting Agreement”) with US Tiger Securities, Inc. (“US Tiger”) and EF Hutton, division of Benchmark Investments, LLC, as representatives of the several underwriters named therein (“EF Hutton”, and together with US Tiger, the “Representatives”), pursuant to which Denali agreed to pay to the underwriters an aggregate cash amount of $2,887,500 as a deferred discount (the “Deferred Discount”) upon the consummation of Denali’s initial business combination.

On November 20, 2023, Denali entered into a letter agreement by and among Denali, Holdco, EF Hutton, US Tiger and Craig-Hallum Capital Group LLC (the “Deferred Discount Agreement”), pursuant to which the Representatives have agreed to receive $866,250 of the aggregate $2,887,500 Deferred Discount owed to them upon the closing of the Business Combination with Longevity (the “Closing”) in the form of 86,625 shares of Holdco’s common stock, par value $0.0001 (the “Common Stock Consideration”). Upon the terms of the Deferred Discount Agreement, the Common Stock Consideration will be issued at the Closing and the remaining $2,021,250 of the aggregate Deferred Discount owed will remain payable at the Closing in cash in accordance with the terms of the Underwriting Agreement. In addition, the Deferred Discount Agreement provides the Representatives with certain customary registration rights to the Common Stock Consideration following the Closing. The Deferred Discount Agreement will terminate in the event that Denali does not consummate the Closing of the Business Combination with Longevity.

The foregoing descriptions of the Deferred Discount Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in their entirety by reference to the full text of such instruments, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

Waiver of Closing Condition

Pursuant to the Merger Agreement, the parties thereto agreed that their respective obligations to consummate the Business Combination are subject to the satisfaction or written waiver by Denali and Longevity of the condition that upon the Closing, Holdco shall have net tangible assets of at least $5,000,001. On November 17, 2023, the parties agreed to irrevocably waive such condition.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Subscription Agreement, dated as of November 17, 2023, by and between Denali SPAC Holdco, Inc. and FutureTech Capital LLC.
10.2	Deferred Discount Agreement, dated as of November 20, 2023, by and among Denali Capital Acquisition Corp., Denali SPAC Holdco, Inc., US Tiger Securities, Inc., EF Hutton, division of Benchmark Investments, LLC and Craig-Hallum Capital Group LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name:	Lei Huang
Title:	Chief Executive Officer

Date: November 20, 2023

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